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                                 Exhibit 10.1

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                  BILL PAYMENT SERVICES RESELLER AGREEMENT***

THIS AGREEMENT is made this 28th day of February, 2001, (the "Effective Date") by and between Digital Insight Corporation ("Reseller" or "Digital Insight") and Metavante Corporation ("Metavante").

                                   RECITALS:

WHEREAS, Metavante by itself or through its subcontractor(s), offers a system which enables consumers and small business customers of financial institutions to initiate bill payment services from a telephone, personal computer, internet enabled television, or other access device (the "Bill Payment Services"); and

WHEREAS, Reseller provides internet banking support services to financial institutions and desires to offer the Bill Payment Services to financial institutions which contract with Reseller for such internet banking services.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties, intending legally to be bound, mutually agree as follows:


1. DEFINITIONS. As used in this Agreement, the defined terms shall have the respective meanings as set forth on Schedule 1.
                                    -----------
2.   BUSINESS RELATIONSHIP.

     2.1.  Initial Term.  This Agreement shall commence on the Effective Date
           ------------
and end on the fourth (4th) anniversary of the last day of the month in which the Effective Date occurs (the "Initial Term"). This Agreement shall annually renew for additional Terms of one (1) year unless written notice of termination is provided to the other party within ninety (90) days of the expiration of any Term.

     2.2.  Performance of Bill Payment Services.
           ------------------------------------

           A.  By Metavante Affiliates or Subcontractors.  Reseller understands
               -----------------------------------------
and agrees that the actual performance of the Bill Payment Services may be made by the divisions or subsidiaries of Metavante Corporation, Affiliates of Metavante Corporation, or subcontractors of any of the foregoing Entities (collectively, the "Eligible Providers"). For purposes of this Agreement, performance of the Bill Payment Services by any Eligible Provider shall be deemed performance by Metavante Corporation itself. Metavante shall remain fully responsible for the performance or non-performance of each Eligible Provider under this Agreement, to the same extent if Metavante itself performed or failed to perform such services. Reseller agrees to look solely to Metavante, and not to any Eligible Provider, for satisfaction of any claims Reseller may have arising out of this Agreement or the performance or nonperformance of Services.

           B.  Right to Perform Services in Most Efficient Manner.  Reseller
               --------------------------------------------------
understands and agrees that, in providing Bill Payment Services for Reseller hereunder, Metavante may use the most effective or efficient means deemed reasonable or necessary by Metavante in its sole discretion, provided that the foregoing shall not affect Metavante's obligation to provide the Bill Payment Services in accordance with the Performance Warranty or other terms of this Agreement. For example, Metavante has the right to consolidate and remit all payments for a particular payee to that payee's central payment processing center rather than remitting any User's payment to a different address of the payee designated by the User.

           C.  Payee Contacts.  Reseller authorizes and directs Metavante to
               --------------
contact payees with respect to disputes or issues regarding payments processed by or for Reseller or Users through the Bill Payment System.

     2.3.  General.  Beginning on the Effective Date and continuing for as long
           -------
as this Agreement remains in effect, Metavante grants to Reseller and its Affiliates a non-exclusive, non-assignable, non-transferable right to market the Bill Payment Services directly to Customers, and Reseller agrees to offer the Bill Payment Services to Customers. Reseller agrees that it is responsible for assuring compliance with this Agreement by those Affiliates reselling Bill Payment Services under this Agreement, and the term "Customer" shall be deemed to include financial institutions signing agreements with Reseller's Affiliates for the Bill Payment Services. Reseller agrees to pay any and all fees owed under this Agreement for Bill Payment Services rendered for its Affiliates.

     2.4.  Metavante's Responsibilities.
           ----------------------------

     A. Metavante shall maintain and operate the Bill Payment Services and the Bill Payment System as described in Schedule 3 hereto. Metavante
                                                   ----------
           will limit its communications with Customers and Users to those necessary and appropriate for delivery of the Bill Payment Services.

     2.5.  Reseller's Responsibilities
           ---------------------------

           A.  Customer Agreements.  Reseller shall enter into agreements with
               -------------------
Customers using such form of agreement as is developed by Reseller in its sole discretion including such terms and pricing as Reseller shall establish in its sole discretion. Reseller acknowledges that


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*** CONFIDENTIAL TREATMENT REQUESTED. Portions of this Exhibit have been omitted based on a request for confidential treatment. These portions have been filed separately with the Commission.

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Metavante has provided Reseller with a list of Customer obligations in Exhibit A
                                                                       ---------
hereto and that Reseller shall be directly responsible to Metavante for each Customer's performance of, or failure to perform, such obligations. Reseller shall be solely responsible to each Customer and User for the Bill Payment Services.

           B.  Fees and Charges.  Prior to July 1, 2001, Reseller shall pay fees
               ----------------
to Metavante as set forth in that agreement between Reseller and MoneyLine Express, Inc., predecessor in interest to Metavante, which fees are hereby incorporated herein by reference. Beginning on July 1, 2001, and monthly thereafter, Reseller shall pay fees and charges to Metavante for the Bill Payment Services, without offset other than as expressly permitted herein, in accordance with the Fee Schedule set forth on Schedule 4. Usage of the Bill
                                              ----------
Payment Services shall be recorded by the Bill Payment System or by any other means used by Metavante to determine Reseller's usage of the Bill Payment Services. Monthly fees based upon Reseller's Billable Accounts shall be assessed regardless of whether a Billable Account was used to initiate payments through the Bill Payment System that month. Each Contract Year, Reseller agrees to pay Metavante total User Fees at least equal to the Minimum Annual Commitment set forth in Schedule 4, and shall pay Metavante any shortfall within thirty (30)
         ----------
days of Metavante's invoice. New functionalities shall be utilized at Reseller's option and shall be priced as and when such functionalities become available. Reseller understands and agrees that Metavante may increase the fees and charges as described in Schedule 4. If Reseller disputes any charge or amount on any
                ----------
invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Reseller shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Reseller delivers a written statement to Metavante on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Reseller, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

           C.  Taxes.  As between Reseller and Metavante, Reseller shall be
               -----
responsible for any and all taxes payable as a result of or in connection with providing the Bill Payment Services for Reseller or Users, except for those taxes based on the net income of Metavante. On Reseller's request, Metavante shall reasonably cooperate with Reseller in contesting the validity or imposition of any such taxes which are the responsibility of Reseller hereunder with the appropriate taxing authority, at Reseller's sole cost and expense.

           D.  Terms of Payment.
               ----------------

               (1) All "one time" start up fees shown on Schedule 4 shall be paid by Reseller directly to Metavante .

               (2)  Metavante will monthly invoice Reseller for fees shown on
                    Schedule 4 that were incurred during the preceding month.
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               (3)  Subject to Metavante's compliance of Section 2.5D(4) below, to effect payment of any and all amounts due and payable by Reseller to Metavante hereunder, Reseller hereby authorizes Metavante, upon Reseller's failure to pay in full any undisputed amount within thirty (30) days of Metavante's invoice therefor, to initiate debit entries from, and, if necessary, initiate credit entries to, Reseller's account at the depository institution designated in the ACH Authorization Agreement attached hereto as Schedule 2, which
                                                               ----------
                    shall be executed by Reseller contemporaneously with the execution of this Agreement. Reseller shall also pay any collection fees (including reasonable attorneys' fees) incurred by Metavante in collecting payment of the charges and any other amounts for which Reseller is liable under this Agreement. If Reseller fails to pay any amounts due under this Agreement, Reseller shall, upon demand, pay interest at the rate of 1.5% per month (but in no event higher than the highest interest rate permitted by law) on such delinquent amounts from their due date until the date of payment.

               (4) In addition to any other reports required hereunder, Metavante shall provide to Reseller a report with each monthly invoice containing information regarding usage of the Bill Payment Services by Users during the preceding month as shall be mutually agreed by the parties. To the extent reasonably practical, such reports shall be provided to Reseller in an electronic form that may be decoded in an automated manner for import into Reseller's statistical database.

           E.  No Warranties.  Reseller is expressly prohibited from extending
               -------------
any warranty or warranties on behalf of Metavante or its subcontractors to any party.

           F.  Front End Software.  Reseller will develop applications and
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server software, as necessary and in accordance with Metavante's specifications, to interface with the Electronic Bill Payment System and transmit End Users' bill payment instructions to Metavante. The front end applications of Reseller must be tested and certified satisfactory by Metavante before being used by Reseller to interface with the Bill Payment System. In the event that Reseller makes modifications to the interface between Reseller's applications and Metavante's Bill Payment System, Reseller must re-test and re-certify the applications with Metavante. Metavante shall provide Reseller with notice of any material changes to specifications for interfacing with Metavante's Bill Payment System. Reseller shall modify its interface as necessary to comply with such specifications and shall re-test and re-certify the modified interface with Metavante. Metavante shall not be responsible for any nonperformance of the Bill Payment Services or failure of the Bill Payment System in the event that Reseller shall fail to obtain Metavante's certification of Reseller's front end applications or any modifications thereto. Metavante will provide Reseller with up to one-hundred (100) hours of technical support during each one (1) year period following the Effective Date, including technical consulting and other assistance as may be reasonably requested by Reseller for development, testing, certification, operation, maintenance, improvement and expansion of the Reseller's interface to the Metavante System. Any Technical Support in excess of such annual amount shall be provided at Metavante's then standard rates for such services. As part of its technical support, Metavante shall (i) provide Reseller with a test environment (including, without limitation,

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any hardware or software) as necessary for the testing of the Reseller's interface to the Metavante System and (ii) provide certification of the Digital Insight interface following each testing or upon the reasonable request of Reseller.

           G.  Customer Communications.  Reseller shall not issue any
               -----------------------
statements, correspondence or communications to Customers which reference Metavante or Metavante's performance of the Bill Payment Services without Metavante's prior written approval. Metavante shall not issue any statements, correspondence or communications to Customers which reference Reseller or Reseller's performance of its services without Reseller's prior written approval. Notwithstanding the foregoing, neither party shall be prohibited from repeating or re-using statements, correspondence, or communications which were previously approved in writing by the other party, or from using or distributing materials prepared or approved by the other party, unless and until such other party shall revoke such approval in writing.

       2.6.    Responsibility for Bill Payments.
               --------------------------------

               Metavante shall initiate a charge against the Settlement Account for bill payment activities initiated by Users as described in Schedule 6
                                                               ----------
hereto. Reseller and/or Metavante's respective responsibility for bill payments initiated by Users will be as described in Schedule 6 hereto.
                                           ----------

3.     AUTHORITY.

       3.1.    Metavante warrants to Reseller as follows:

               A.  Reseller Service Marks and Trademarks.  Metavante shall not
                   -------------------------------------
use any of Reseller's or any Customer's service marks and trademarks except for the purpose of identifying the Bill Payment Services to Users.

               B.  Ownership.  Metavante has the right to offer the Bill Payment
                   ---------
Services to Reseller as provided herein; the Metavante Software does not violate any patent, copyright, trademark or other proprietary right or interest of any Third Party under United States law

               C.  Compliance.  Metavante shall conduct the operation of its
                   ----------
business in accordance with all applicable federal and state laws and regulations.

       3.2. Reseller warrants to Metavante as follows: It is a corporation validly existing and in good standing under the laws of the state of its incorporation. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the execution, delivery and performance of this Agreement has been duly authorized by Reseller and this Agreement is enforceable in accordance with its terms against Reseller. No approval, authorization or consent of any governmental or regulatory authorities is required to be obtained or made by Reseller in order for Reseller to enter into and perform its obligations under this Agreement. Reseller has all right and authority to use any and all trademarks, trade names, service marks, domain names, logos or other marks provided to Metavante for use in connection with the Bill Payment Services. Reseller shall conduct the operation of its business in accordance with all applicable federal and state laws and regulations.

4.     Confidentiality and Security.

       4.1.  User Data.  Customers shall remain the sole and exclusive owner of
             ---------
all User Data, regardless of whether such data is maintained on magnetic tape, magnetic disk, or any other storage or processing device.

       4.2.  Systems.  It is the intent and the desire of the parties to
             -------
maintain separate technologies. Reseller acknowledges that it has no rights in any software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof provided or used by Metavante, except with respect to Reseller's use of the same during the Term pursuant to this Agreement. Metavante acknowledges that it has no rights in any software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof provided or used by Reseller, except with respect to the Bill Payment System and other software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof provided by Metavante to Reseller during the Term of this Agreement.

       4.3.  Confidential Information.  "Confidential Information" of a party
             -------------------------
shall mean all confidential or proprietary information and documentation of such party, whether or not marked as such including, with respect to Customers, all User Data. Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the party having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party; (iii) information received from a Third Party not under a confidentiality obligation to the disclosing party; or
(iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party. The parties acknowledge and agree that the substance of the negotiations of this Agreement, and the terms of this Agreement are considered Confidential Information subject to the restrictions contained herein.

       4.4.  Obligations of the Parties.  Neither party shall use, copy, sell,
             ---------------------------
transfer, publish, disclose, display, or otherwise make any of the other party's Confidential Information available to any Third Party without the prior written consent of the other party. Each party shall hold the Confidential Information of the other party in confidence and shall not disclose or use such Confidential Information other than for the purposes contemplated by this Agreement and, to the extent that Confidential Information of Reseller may be subject to the Privacy Regulations, as permitted by the Privacy Regulations, and shall instruct their employees, agents, and contractors to use the same care and discretion with respect to the Confidential Information of the other party or of any Third Party utilized hereunder that Metavante and Reseller each require with respect to their own most confidential information, but in no event less than a reasonable standard of care, including the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Each party shall instruct its employees, agents, and contractors of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. Each party's obligation under the preceding sentence may be satisfied by the use of its standard form of confidentiality agreement, if the same reasonably

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accomplishes the purposes here intended. All such Confidential Information shall be distributed only to persons having a need to know such information to perform their duties in conjunction with this Agreement.

       4.5.  Information Security.  Metavante shall be responsible for
             ---------------------
establishing and maintaining an information security program that is designed to
(i) ensure the security and confidentiality of User Data, (ii) protect against any anticipated threats or hazards to the security or integrity of User Data, and (iii) protect against unauthorized access to or use of User Data that could result in substantial harm or inconvenience to Reseller, Customers or any of their Users.

       4.6.  The Privacy Regulations.  In the event that Reseller requests
             ------------------------
Metavante to disclose to any Third Party or to use any of Reseller's or any Customer's Confidential Information, and such Confidential Information is or may be subject to the Privacy Regulations, Metavante reserves the right, prior to such disclosure or use, (i) to review any initial, annual, opt-out, or other privacy notice that Reseller or the Customer issued with respect to such Confidential Information pursuant to the Privacy Regulations, and if requested by Metavante, Reseller shall promptly provide Metavante with any such notice, and (ii) to decline to disclose to such Third Party or to use such Confidential Information if Metavante, in Metavante's sole discretion, believes that such disclosure or use is or may be prohibited by the Privacy Regulations or by any such notice.

5.     PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/DISCLAIMER OF ALL OTHER WARRANTIES

       5.1.  Performance Warranty.  Metavante warrants that it will provide the
             --------------------
Bill Payment Services covered by this Agreement in accordance with the Service Level Agreements and, where such Service Level Agreements are not applicable, in a commercially reasonable manner (the "Performance Warranty"). Metavante shall use commercially reasonable efforts to achieve the Service Level Objectives, but failure to meet such Service Level Objectives shall not constitute breach of the Performance Warranty. THIS PERFORMANCE WARRANTY IS SUBJECT TO THE WARRANTY EXCLUSIONS SET FORTH BELOW IN SECTION 5.2 AND THE REMEDY LIMITATIONS SET FORTH BELOW IN SECTION 5.3.

       5.2.  Performance Warranty Exclusions.  Except as may be expressly agreed
             -------------------------------
in writing by Metavante, Metavante's Performance Warranty does not apply to:

             A. defects, problems, or failures caused by the Reseller's nonperformance of obligations essential to Metavante's performance of its obligations; and/or

             B. defects, problems, or failures caused by an event of Force Majeure.

       5.3.  Notice of and Correction of Defects.  Reseller shall notify
             -----------------------------------
Metavante in writing of any alleged breach of this Performance Warranty. If the breach relates to a Service Level Agreement, Metavante shall have ninety (90) days to correct the alleged breach and shall provide Service Level Credits to Reseller in accordance with Schedule 5 hereof, as liquidated damages and not as
                            ----------
a penalty. For all other breaches of the Performance Warranty, Metavante shall have thirty (30) days to correct the alleged breach. During this time period, Metavante shall use efforts commercially reasonable in relation to the severity of the breach, at its own expense, to remedy the breach. Reseller shall be responsible for making whatever appropriate adjustments may be necessary to mitigate adverse effects on Reseller until Metavante remedies the breach; provided that Metavante shall reimburse additional costs incurred by Reseller as a result of such mitigation efforts to the extent such costs are approved in advance by Metavante in writing. Metavante will, at Metavante's expense, assist Reseller in making such corrections through the most cost-effective means, whether manual, by system reruns or program modifications.

       5.4.  Backup Remedy.  If Metavante fails to remedy the breach in the time
             -------------
periods specified in Section 5.3 above, Reseller may terminate the Agreement for cause pursuant to Section 9.2 below. . THE REMEDIES SET FORTH IN SECTION 5.3 AND THIS SECTION 5.4 ARE RESELLER'S SOLE AND EXCLUSIVE REMEDIES FOR Metavante's BREACH OF THE PERFORMANCE WARRANTY, TO THE EXCLUSION OF ALL OTHER REMEDIES, IN CONTRACT, TORT, OR OTHERWISE.

       5.5.  DISCLAIMER OF ALL OTHER WARRANTIES.  THIS PERFORMANCE WARRANTY, AND
             ----------------------------------
WARRANTIES IN ARTICLE 3, ARE IN LIEU OF, AND Metavante DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT Metavante KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, Metavante DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN THE RESELLER WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

6.     Insurance; Indemnification.

       6.1.  Metavante.
             ---------

             A. Metavante shall maintain for its own protection fidelity bond coverage for the Metavante Operations Center personnel; insurance coverage for loss from fire, disaster or the causes contributing to interruption of normal services, reconstruction of data file media and related processing costs; additional expenses incurred to continue operations; and business interruption to reimburse Metavante for losses resulting from suspension of the Metavante Operation Center's activities due to physical loss of equipment.

             B. Metavante shall indemnify Reseller from, defend Reseller against, and pay any final judgment awarded against Reseller, resulting from:
(a) any claim by a Third Party that the Metavante Software or Bill Payment System infringes any patent, copyright, trademark or other third party intellectual property right under United States law; and (b) personal injury, death or damage to property arising out of the fault or negligence of Metavante or its employees.

       6.2.  Reseller.  Reseller shall indemnify Metavante from, defend
             --------
Metavante against and pay any final judgment awarded against

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Metavante resulting from: (a) any claim by a Customer or User arising from such party's use of the Bill Payment Services unless and except to the extent cause by Metavante's intentional misconduct; (b) the information, instructions or data provided by Reseller, any Customer, or any User to Metavante; (c) any transactions initiated by Users; (d) transactions effected with a lost, stolen, counterfeit or misused PIN issued to any User; (e) content or information prepared or distributed by Reseller or any Customer regarding or relating to the Bill Payment Services unless and except to the extent approved in advance by Metavante; (f) any Customer's failure to perform the obligations described in Exhibit A hereto, (g) any claim by a Third Party that any tradenames,
---------
trademarks, service marks, logos, or other marks provide by Reseller or any Customer to Metavante for use in identifying the Bill Payment Services to Users infringes any trademark or other third party intellectual property right under United States law; (h) insufficient funds in the Settlement Account to cover bill payments initiated by a User; and (i) personal injury, death, or damage to property arising from the fault or negligence of Reseller, a Customer, or employees or agents of either.

     6.3.  Indemnification Procedures.  If any Third Party makes a claim covered
           --------------------------
by this Section against an indemnitee with respect to which such indemnitee intends to seek indemnification under this Section, such indemnitee shall give notice of such claim to the indemnifying party, including a brief description of the amount and basis therefor, if known. Upon giving such notice, the indemnifying party shall be obligated to defend such indemnitee against such claim, and shall be entitled to assume control of the defense of the claim with counsel chosen by the indemnifying party, reasonably satisfactory to the indemnitee. Indemnitee shall cooperate fully with, and assist, the indemnifying party in its defense against such claim in all reasonable respects. The indemnifying party shall keep the indemnitee fully apprised at all times as to the status of the defense. Notwithstanding the foregoing, the indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnitee. Neither the indemnifying party nor any indemnitee shall be liable for any settlement of action or claim effected without its consent. Notwithstanding the foregoing, the indemnitee shall retain, assume, or reassume sole control over all expenses relating to every aspect of the defense that it believes is not the subject of the indemnification provided for in this section. Until both (a) the indemnitee receives notice from indemnifying party that it will defend, and (b) the indemnifying party assumes such defense, the indemnitee may, at any time after ten (10) days from the date notice of claim is given to the indemnifying party by the indemnitee, resist or otherwise defend the claim or, after consultation with and consent of the indemnifying party, settle or otherwise compromise or pay the claim. The indemnifying party shall pay all costs of indemnity arising out of or relating to that defense and any such settlement, compromise, or payment. The indemnitee shall keep the indemnifying party fully apprised at all times as to the status of the defense. Following indemnification as provided in this Section, the indemnifying party shall be subrogated to all rights of the indemnitee with respect to the matters for which indemnification has been made.

7.   THIRD PARTY PRODUCTS.   Reseller understands and agrees that Metavante may
use Third Party products in connection with the Bill Payment Services offered hereunder. These products may include firewall security, web server software and encryption software. Metavante makes no representation or warranty regarding the performance of such Third Party software, specifically including any warranty that performance will be uninterrupted or error-free.

8.   RECORDS AND AUDITS; DISPUTE RESOLUTION.

     8.1.  Third Party Audits. Metavante shall cause a Third Party review of the
           ------------------
Metavante Operations Center and related internal controls, to be conducted annually by its independent auditors in accordance with applicable regulatory and/or generally accepted accounting standards (e.g., SAS 70) then in effect. Metavante shall provide to Reseller, upon written request, one copy of the audit report resulting from such review.

     8.2.  Reseller Audits.  Upon reasonable notice from Reseller, Metavante
           ---------------
shall provide Reseller with copies of such financial records and supporting documentation as may be reasonably requested by Reseller such that Reseller may audit the fees charged to Reseller to determine that such fees are accurate and in accordance with this Agreement. If, as a result of such audit, Reseller determines that Metavante has overcharged Reseller, Reseller shall notify Metavante of the amount of such overcharge and Metavante shall promptly pay to Reseller the amount of the overcharge plus interest at the rate of 1.5% per month (but in no event higher than the highest interest rate permitted by law), provided that disputes shall be subject to the Dispute Resolution procedures below. During the Term and for a period of one (1) year after termination or expiration of this Agreement Metavante agrees to retain all records and supporting documentation sufficient to document the fees paid or payable by Reseller under this Agreement and to provide in a timely manner copies of the same to Reseller following reasonable written request from Reseller.

     8.3.  Representatives of Parties.  All disputes arising under or in
           ---------------------------
connection with this Agreement shall initially be referred to the representatives of each party who customarily manages the relationship between the parties. If such representatives are unable to resolve the dispute within five (5) Business Days after referral of the matter to them, the managers of the representatives shall attempt to resolve the dispute. If, after five (5) Business Days they are unable to resolve the dispute, senior executives of the parties shall attempt to resolve the dispute. If, after five (5) Business Days they are unable to resolve the dispute, the parties shall submit the dispute to the chief executive officers of the parties for resolution. Neither party shall commence legal proceedings with regard to a dispute until completion of the dispute resolution procedures set forth in this Section 8.3, except to the extent necessary to preserve its rights or maintain a superior position against other creditors or claimants.

     8.4.  Continuity of Performance.  During the pendency of the dispute
           --------------------------
resolution proceedings described in this Article 8, Metavante shall continue to provide the Bill Payment Services so long as Reseller shall continue to pay all undisputed amounts to Metavante in a timely manner.

9.   Default; Termination

     9.1.  Reseller Default.  Should Reseller (i) default in the payment of any
           ----------------
sum of money hereunder and fail to cure such default within thirty (30) days following notice thereof from Metavante, (ii) default in the performance of any of its other material obligations under this Agreement and fail to cure such failure within thirty (30) days after being given notice specifying the nature of the failure, or (iii) become or be declared insolvent or bankrupt, or be the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, make an assignment for the benefit of creditors, or enter into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then, in any such event, Metavante, at its option, may exercise any and all rights and remedies available

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to Metavante at law or in equity for Reseller's default, specifically including, without limitation, the right to immediately terminate this Agreement and declare all amounts due, or to become due, immediately due and payable upon providing written notice thereof to Reseller.

     9.2.    Metavante Default. In the event that (i) Metavante becomes or is
             -----------------
declared insolvent or bankrupt, or is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (ii) Metavante has materially failed to provide the Bill Payment Services and does not cure such default within thirty
(30) days following receipt of Reseller's written notice explaining Metavante's failure in reasonable detail, or (iii) Metavante is unable to cause its performance of any service listed in Schedule 5 to conform to the applicable
                                     ----------
Service Level within ninety (90) days of receiving Reseller's written notice explaining the performance failure, then Reseller may terminate this Agreement without penalty and without obligation to pay any Early Termination Fee upon providing thirty (30) days prior written notice to Metavante.

10.  DAMAGES.

     10.1.   Equitable Relief.  Either party may seek equitable remedies,
             ----------------
including injunctive relief, for a breach of the other party's obligations set forth in Article 4 of this Agreement.

     10.2.   Exclusion of Incidental and Consequential Damages.  Independent of,
             -------------------------------------------------
severable from, and to be enforced independently of any other provision of this Agreement, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) IN CONTRACT, TORT, NEGLIGENCE OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND--including lost profits, loss of business, or other economic damage, and further including injury to property, AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, INCLUDING ANY FAILURE OF PERFORMANCE, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

     10.3.   Maximum Damages Allowed. Notwithstanding any other provision of
             -----------------------
this Agreement, and for any reason, including breach of any duty imposed by this contract or independent of this contract, and regardless of any claim in contract, tort, negligence or otherwise, Metavante's total, aggregate liability under this Agreement shall in no circumstance exceed payments made to Metavante by Reseller under this Agreement during the *** prior to the act or event giving rise to such claim, provided, however, that the foregoing shall not limit Metavante's obligation to indemnify Reseller against Third Party claims under
Section 6.1B(i) hereof, subject to Reseller's compliance of Section 6.3 hereof.

     10.4.   Statute of Limitations.  No lawsuit or other action may be brought
             ----------------------
by either party hereto, or on any claim or controversy based upon or arising in any way out of this Agreement, after one (1) year from the date on which the cause of action arose regardless of the nature of the claim or form of action, whether in contract, tort, negligence or otherwise; provided, however, the foregoing limitation shall not apply to the collection of any amounts due under this Agreement.

     10.5.   Economic Loss Waiver.  In addition to and not in limitation of any
             --------------------
other provision of this Article 10, each party hereby knowingly, voluntarily, and intentionally waives any right to recover from the other party, and Reseller waives any right to recover from any Eligible Provider, any economic losses or damages in any action brought under tort theories, including, misrepresentation, negligence and/or strict liability and/or relating to the quality or performance of any products or services provided by Metavante. For purposes of this waiver, economic losses and damages include monetary losses or damages caused by a defective product or service except personal injury or damage to other property. Even if remedies provided under this Agreement shall be deemed to have failed of their essential purpose, neither party shall have any liability to the other party under tort theories for economic losses or damages.

     10.6.   Liquidated Damages.  Reseller acknowledges that Metavante shall
             ------------------
suffer a material adverse impact on its business if this Agreement is terminated prior to expiration of the Term, and that the resulting damages may not be susceptible of precise determination. Reseller acknowledges that the Termination Fee is a reasonable approximation of such damages and shall be deemed to be liquidated damages and not a penalty.

     10.7.   Essential Elements.  Reseller and Metavante acknowledge and agree
             ------------------
that the limitations contained in this Article 10 are essential to this Agreement, and that Metavante has expressly relied upon the inclusion of each and every provision of this Article 10 as a condition to executing this Agreement.

     10.8.   Data Security and Delivery.  Payments delivered over an automated
             --------------------------
clearing house system (ACH) are governed by the rules and performance standards of the network. Metavante shall not be responsible for the loss, delay, confidentiality or security of data or other payment information while in transmission over communication lines, in the postal system, or in an ACH or other network.

11.  Term.

     11.1.   Initial Term. This Agreement shall be in effect during the Term, as
             ------------
set forth in Schedule 1. If this Agreement is terminated by Reseller prior to
             ----------
expiration of any Term for any reason whatsoever other than pursuant to Section 9.2, then Reseller shall pay to Metavante, as liquidated damages and not as a penalty, a termination fee ("Termination Fee") in an amount equal to Reseller's total Minimum Annual Commitment obligations over the remainder of the Term as scheduled. The Termination Fee shall be payable to Metavante at least thirty
(30) days prior to the date of early termination of this Agreement and, in any event, prior to Metavante returning the User Data to Reseller. The Termination Fee shall be subject to rebate as described in Schedule 8 hereto.
                                               ----------

     11.2.   Rights Following Termination. Following expiration of the Term or
             ----------------------------
termination of this Agreement for any reason and upon Reseller's request, Metavante shall provide to Reseller professional services, at the hourly rate set forth in Schedule 4, to prepare for Reseller an
             ----------

---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

electronic list of names and addresses of Users and User payees. All transactions in progress prior to expiration or the notice of early termination shall be completed by Metavante and Reseller shall remain liable for the fees and charges associated with such transactions.

12.  SERVICE CONTINUITY PLAN.

     12.1. Services Continuity Plan.  Metavante shall maintain throughout the
           -------------------------
Term of the Agreement a Services Continuity Plan (the "Plan") in compliance with applicable regulatory requirements. A detailed Executive Summary of the Plan has been provided to Reseller. Updates to the Plan shall be provided to Reseller without charge.

     12.2. Relocation.  If appropriate, Metavante shall relocate all affected
           -----------
Bill Payment Services to an alternate disaster recovery site as expeditiously as possible after declaration of a Disaster, and shall coordinate with Reseller all requisite telecommunications modifications necessary to achieve full connectivity to the disaster recovery site, in material compliance with all regulatory requirements. "Disaster" shall have the meaning set forth in the Plan.

     12.3. Resumption of Services.  The Plan provides that, in the event of a
           -----------------------
Disaster, Metavante will be able to resume the Bill Payment Services in accordance therewith within the time periods specified in the Plan. In the event Metavante is unable to resume the Bill Payment Services to Reseller within the time periods specified in the Plan, Reseller shall have the right to terminate this Agreement without payment of the Termination Fee upon written notice to Metavante delivered within forty-five (45) days after declaration of such Disaster.

     12.4. Annual Test.  Metavante shall test its Plan by conducting one (1)
           ------------
test annually and shall provide Reseller with a description of the test results in accordance with applicable laws and regulations.

13.  MISCELLANEOUS.

     13.1.   Governing Law.  The validity, construction and interpretation of
             -------------
this Agreement and the rights and duties of the parties hereto shall be governed by the internal laws of the State of Wisconsin, excluding its principles of conflict of laws.

     13.2.   Venue and Jurisdiction.  In the event of litigation to enforce the
             ----------------------
terms of this Agreement, the parties consent to venue in an exclusive jurisdiction of the courts of Milwaukee County, Wisconsin and the Federal District Court for the Eastern District of Wisconsin. The parties further consent to the jurisdiction of any federal or state court located within a district which encompasses assets of a party against which a judgment has been rendered, either through arbitration or litigation, for the enforcement of such judgment or award against such party or the assets of such party.

     13.3.   Entire Agreement; Amendments.  This Agreement, together with the
             ----------------------------
schedules hereto, constitutes the entire agreement between Metavante and Reseller with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. This Agreement, including the schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

     13.4.   Assignment.  This Agreement may not be assigned by either party, by
             ----------
operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that (a) Metavante's consent need not be obtained in connection with the assignment of this Agreement pursuant to a merger in which Reseller is a party unless the other party to the merger is CheckFree Corporation, Fiserv, Inc or Alltel Corporation, or any Affiliate or successor of any of them; and as a result of which the surviving Entity becomes an Affiliate of another bank holding company, bank, savings and loan association or other financial services provider; and (b) Metavante may freely assign this Agreement (i) in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, stock or securities, unless the other party is S1 Corporation, Corillian Corporation, or Brokat AG, or any Affiliate or successor of any of them, or (ii) to any Entity which is a successor to the assets or the business of Metavante.

     13.5.   Relationship of Parties.  The relationship of Metavante to Reseller
             -----------------------
under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between Reseller and Metavante, nor shall this Agreement be deemed to constitute a joint venture or partnership between Reseller and Metavante.

     13.6.   Notices.  Except as otherwise specified in the Agreement, all
             -------
notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

In the case of Reseller:                    Digital Insight Corporation
                                            26025 Mureau Road
                                            Calabasas, CA  91302
                                            Attn:  Chief Operating Officer
                                            Fax:  (818) 821-0833

With a copy to:                             General Counsel

In the case of Metavante:                   Metavante Corporation
                                            4900 West Brown Deer Road
                                            Brown Deer WI  53223
                                            Attn:  Ms. Nancy Langer
                                            Fax:  414-577-9205

     13.7.   Headings.  Headings in this Agreement are for reference purposes
             --------
only and shall not effect the interpretation or meaning of this Agreement.

     13.8.   Counterparts.  This Agreement may be executed simultaneously in any
             ------------
number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same agreement.

     13.9.   Waiver.  No delay or omission by either party to exercise any right
             ------
or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

     13.10.  Severability.  If any provision of this Agreement is held by court
             ------------
or arbitrator of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect. The rights and obligations of the parties under Articles 4, 10 and 13, and Section 2.5A. shall survive the expiration or early termination of this Agreement for any reason.

     13.11.  Attorneys' Fees and Costs.  If any legal action is commenced in
             -------------------------
connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to costs, attorneys' fees actually incurred, and necessary disbursements incurred in connection with such action, as determined by the court.

     13.12.  Publicity.  Neither party shall use the other party's name or
             ---------
trademark or refer to the other party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, in any promotional or marketing materials, lists or business presentations, without consent from the other party for each such use or release in accordance with this Section, provided that Metavante may include Reseller's name in Metavante's Reseller list and may identify Reseller as its Reseller in its sales presentations and marketing materials without obtaining Reseller's prior consent. Each party agrees that neither it, its respective directors, officers, employees or agents shall disclose this Agreement or any of the terms or provisions of this Agreement to any other party. Notwithstanding the foregoing, at Metavante's request Reseller agrees to issue a joint press release prepared by Metavante to announce the relationship established by the parties hereunder. Reseller agrees that such press release shall be deemed approved by Reseller in the event that, within ten (10) business days of receiving Metavante's proposed press release, Reseller does not provide written notice to Metavante describing in reasonable detail Reseller's objections to the press release. All other media releases, public announcements, and public disclosures by either party relating to this Agreement or the subject matter of this Agreement (each, a "Disclosure"), including promotional or marketing material, but not including (i) announcements intended solely for internal distribution, or (ii) disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing party, shall be subject to review and approval, which approval shall not be unreasonably withheld, by the other party prior to release. Such approval shall be deemed to be given if a party does not object to a proposed Disclosure within ten (10) business days of receiving same.

     13.13.  Solicitation.  Neither party shall solicit the employees of the
             ------------
other party during the Term of this Agreement, for any reason.

     13.14.  No Third Party Beneficiaries.  Each party intends that this
             ----------------------------
Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Reseller and Metavante.

     13.15.  Construction.  Metavante and Reseller each acknowledge that the
             ------------
limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' voluntary agreement based upon the level of risk to Reseller and Metavante associated with their respective obligations under this Agreement and the payments to be made to Metavante and the charges to be incurred by Metavante pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this document.

     13.16.  Force Majeure.  Notwithstanding any provision contained in this
             -------------
Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders; wars; acts of enemies; strikes; lack of available resources from persons other than parties to this Agreement; labor disputes; electrical equipment or availability failure; fires; floods; acts of God; federal, state or municipal action; statute; ordinance or regulation; or, without limiting the foregoing, any other causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not; provided, however, that in no event shall a failure of any Eligible Provider to perform be deemed a force majeure under this Section 13.16 (unless such failure is due to an event which itself qualifies as a force majuere). If any force majeure event occurs, the affected party will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of such event (in the case of Metavante, in a manner consistent with the Plan). This clause shall not apply to the payment of any sums due under this Agreement
                  ---
by either party to the other.

     13.17.  Jury Trial Waiver.  Each of Reseller and Metavante hereby
             ------------------
knowingly, voluntarily, and intentionally waives any and all rights it may have to a trial by jury based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written), or actions of Metavante or Reseller, regardless of the nature of the claim or form of action, whether contract or tort, including negligence.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

     Metavante Corporation                                             Digital Insight Corporation     "Reseller"


By:    /s/ Nancy Langer                                       By:    /s/ Kevin McDonnell
Name:  Nancy Langer                                           Name:  Kevin McDonnell
Title: President--Electronic Payment & Presentment            Title: CFO

By:    /s/ Owen J. Sullivan                                   4/4/01
Name:  Owen J. Sullivan                                       Approved
Title: President, Client Development & Services Div.          As to Form
                                                              By Legal
                                                              6E

                                  SCHEDULE 1
                                  ----------

                                  DEFINITIONS

A.   "ACH" shall mean automated clearing house services.

B. "Active Bill Payment User" or "Active User" shall mean an enrolled "User" that has initiated a payment, paid a bill, contacted customer service or has an outstanding bill payment claim within the prior 90 days.

C. "Affiliate" shall mean, with respect to a party, any entity at any time controlling, controlled by or under common control with, such party.

D.   "Agreement" shall mean this Agreement and all Schedules attached hereto.

E. "Bill Payment System" shall mean the procedures, systems, and software Metavante has developed to provide the Bill Payment Services.

F. "Billable Account" shall mean that deposit account or other consumer asset account of a User which, at the request of the User, has been activated and enabled to pay bills on the Bill Payment System, whether or not the account is actually used to pay bills.

G. "Business Day" shall mean Monday through Friday, excluding Federal banking holidays.

H. "Contract Year" shall mean successive periods of twelve months, the first of which shall commence on the Effective Date and terminate on the last day of the month in which the first anniversary of the Effective Date occurs.

I. "CPI" shall mean the Consumer Price Index - All Items Urban less food and energy as promulgated by the United States Department of Labor (or any successor index).

J.   "Credit Risk" shall have the meaning defined in Schedule 6.
                                                     -----------

K. "Customer" shall mean a financial institution which executes an agreement with Reseller to receive the Bill Payment Services.

L. "Damages" shall mean actual and verifiable monetary obligations incurred, or costs paid (except internal costs, attorneys' fees, and court costs) which (a) would not have been incurred or paid but for a party's action or failure to act in breach of this Agreement, and (b) are directly and solely attributable to such breach, but excluding any and all consequential, incidental, punitive and exemplary damages.

M. "Depositor" shall mean any individual or small business maintaining a deposit relationship with a Customer.

N. "DDA Account" shall mean a demand deposit account or other transaction account maintained by a User with a Customer.

O. "Eligible Provider" shall have the meaning as set forth in Section 2.1A of this Agreement.

P. "Entity" means an individual or a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization, and includes the parties hereto.

Q. "Estimated Remaining Value" shall mean the number of calendar months remaining between the Effective Date of Termination and the last day of the contracted-for Term, multiplied by the average of the three (3) highest monthly Fees (but in any event no less than the Monthly Base Fee) payable by Reseller during the twelve (12) month period prior to the event giving rise to termination rights under this Agreement. In the event the Effective Date of Termination occurs prior to expiration of the First Contract Year, the Monthly Fees used in calculating the Estimated Remaining Value shall be the greater of (i) the estimated monthly fees set forth in the Fee Schedule, if any, and (ii) the average monthly fees described in the preceding sentence for the period during which this Agreement has been in effect.

R.   "Inactive User" shall mean any User who is not an Active Bill Payment User

S. "Initial Term" shall have the meaning set forth in Section 2.1 of this Agreement.

T. "Metavante Operations Center" shall mean the data center used by Metavante to provide the Services under this Agreement.

U. "Metavante Software" shall mean the Metavante proprietary software residing and operating on Metavante's computers which are part of the Bill Payment System.

V.   "Minimum Annual Commitment" shall mean the amounts set forth in Schedule 4
                                                                     ----------
       hereto, which represents the minimum annual payment of User Fees which Reseller shall make to Metavante under this Agreement.

W. "PIN" shall mean the personal identification number assigned to each User to enable such User to access and receive the Bill Payment Services.

X. "Privacy Regulations" shall mean the regulations promulgated under Section 504 of the Gramm-Leach-Bliley Act, Pub. L. 106-102, as such regulations may be amended from time to time.

Y.   "Settlement Account" means each User's Billable Account, as specified in
       Schedule 6 to this Agreement, which Metavante will charge for payments
       ----------
       initiated by Users.

Z.   "Term" shall mean the Initial Term, and any extensions or renewals thereof.

AA.  "Service Level Agreement" shall mean those standards identified as Service
       Level Agreements in Schedule 5 to this Agreement.
                           ----------

BB.   "Service Level Credits" shall mean those credits applies to Reseller's monthly invoice as described in Schedule 5 to this Agreement.
                                        ----------

CC.   "Service Level Objective" shall mean those goals identified as Service
        Level Objectives in Schedule 5  to this Agreement.
                            ----------

DD.   "Third Party" shall mean any person or entity other than the parties or any Affiliates of the parties.

EE.   "User" shall mean a Depositor who has completed an application, been approved and been activated to receive Bill Payment Services through the Bill Payment System.

FF.   "User Data" means information regarding a Depositor or User submitted to or learned by Metavante in connection with providing the Bill Payment Services for Reseller, but not including information submitted to or learned by Metavante regarding any payees.

GG.   "User Fees" shall mean those fees and charges listed on Schedule 4 which
                                                              ----------
        are assessed based on the activation and maintenance of a User and/or the User's use of the Bill Payment Services.

                                   EXHIBIT A
                                   ---------

                           CUSTOMER RESPONSIBILITIES
                           -------------------------

A.  Front End Software.  Customer shall utilize Reseller's front end
    ------------------
    applications to interface with the Metavante Bill Payment System.

B.  Enrollment of Users.  Customer will obtain from each Depositor who desires
    -------------------
    to access the Bill Payment Services, or any portion thereof, an agreement or authorization, in such form as is developed by Customer, to access the Bill Payment Services (the "User Agreement"). The User Agreement will include, without limitation, the User's authorization to allow Customer to provide the Bill Payment Services to Users and, if applicable, authorization for Customer or its subcontractor to initiate ACH debits to the User's DDA Account. Customer agrees to cooperate with Metavante and provide Metavante with all necessary information and assistance required for Metavante to successfully make the Bill Payment Services operational and available to Customer. Customer agrees that Metavante is under no obligation to provide any User with access to the Bill Payment Services unless and until Customer has provided Metavante with all information and documentation required by Metavante for User set-up.

C.  Disclosures.  Customer will provide Users with all disclosures required
    -----------
    under all applicable federal, state and local laws, rules and regulations ("Applicable Law") necessary to have access to the Metavante Bill Payment Services, specifically including, without limitation, the initial disclosures required under Regulation E of the Federal Reserve Board (the "Initial Disclosures"). Customer shall include in the Initial Disclosures the appropriate telephone number or e-mail address (which may be a telephone number or e-mail address maintained by Customer or a telephone number maintained by Metavante) for Users to contact with questions about the Bill Payment Services, and a statement that Customer may require written confirmation of any oral notice of billing errors.

D.  Compliance with Laws.  Customer shall be responsible for compliance with all
    --------------------
    applicable laws and regulations including, without limitation, compliance with error and dispute resolution procedures specified under the Electronic Funds Transfer Act of 1978 and the regulations and interpretations promulgated thereunder (including, without limitation, Regulation E of the Federal Reserve Board) relating to each Customer's use of the Bill Payment Services. While Metavante shall not have any responsibility for compliance with such procedures or otherwise resolving disputes between Customer and its Users, Metavante agrees to follow the procedures and to provide Customer Service and Research services described in Schedule 5 hereto in accordance
                                               ----------
    with the Service Levels. In addition, Metavante has instituted and will use commercially reasonable efforts to maintain procedures to log, monitor, and investigate User inquiries which are classified by Metavante, in its reasonable discretion, as "billing error notices" under Federal Regulation E, and to report results to Customer within time limits established under Federal Regulation E. Metavante's current Statement of Procedures Regarding Billing Error Notices is attached as Schedule 7 hereto, and is subject to
                                         ----------
    change from time to time.

E.  Confidential Information of Metavante.  "Confidential Information" of
    -------------------------------------
    Metavante shall mean all confidential or proprietary information and documentation of Metavante, whether or not marked as such. Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the person or entity having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party; (iii) information received from a third party not under a confidentiality obligation to the disclosing party; or (iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party. Customer shall not use, copy, sell, transfer, publish, disclose, display, or otherwise make any of Metavante's Confidential Information available to any Third Party without the prior written consent of Metavante. Notwithstanding the foregoing, Customer may disclose Confidential Information to its agents or contractors as may be necessary to fulfill its obligations or exercise its rights under , or pursuant to a request or order of any governmental agency having competent jurisdiction, or upon the order or subpoena of any court.

F.  Obligations.  Customer shall hold the Confidential Information of Metavante
    -----------
    in confidence and shall not disclose or use such Confidential Information other than for the purpose of using the Bill Payment Services, and shall instruct its employees, agents, and contractors to use the same care and discretion with respect to the Confidential Information of Metavante that Customer requires with respect to its own most confidential information, but in no event less than a reasonable standard of care, including but not limited to, the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Customer shall instruct its employees, agents, and contractors of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. All such Confidential Information shall be distributed only to persons having a need to know such information to perform their duties in conjunction with Customer's use of the Bill Payment Services.

                                  SCHEDULE 2
                                  ----------

                            AUTHORIZATION AGREEMENT


     The undersigned ("Reseller") hereby authorizes Metavante Corporation, ("Metavante") to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any excess debit entries or debit entries made in error, to Reseller's account indicated below and the depository named below, to debit and/or credit the same such account.

This authority is to remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Bill Payment Services Reseller Agreement made the _____ day of ___________________ 2000, and any addenda thereto (the "Agreement"), pursuant to the terms and conditions specified in the Agreement.

DEPOSITORY NAME:            -----------------------------------

ADDRESS:                    -----------------------------------

CITY/STATE/ZIP:             -----------------------------------

TELEPHONE NUMBER:           -----------------------------------

ROUTING TRANSIT NUMBER:     -----------------------------------

ACCOUNT NUMBER:             -----------------------------------



                            Digital Insight Corporation

                            ("Reseller")


                            By:       -------------------------

                            Name:     -------------------------

                            Title:    -------------------------

                                  SCHEDULE 3
                                  ----------

                DESCRIPTION OF METAVANTE BILL PAYMENT SERVICES

1.    Metavante Bill Payment Services

      1.1. Payment Initiation. Metavante will provide the Bill Payment Services on behalf of Reseller to Users who enroll for the Bill Payment Services. Depending upon the Bill Payment Services selected by Reseller, Users will be able to initiate payments, subject to any maximum payment limit established by Metavante, by telephone or through a personal computer or other access device to any payee in the United States except for government or court directed payments.

           . Users shall be able to schedule payments up to 364 days in the future (provided that Users in existence as of the Effective Date hereof shall not be subject to such restriction).

           . Users shall be able to schedule bill payments to occur on a regular basis: weekly, bi-weekly, monthly, bi-monthly, semi-monthly, quarterly, semi-annually or annually.

           . Users shall be able to review, change, and cancel scheduled future or recurring payments

      1.2. Back-End Processing. Each business day, Metavante will consolidate all of the payments made throughout the Bill Payment System. Several editing functions check that payment information is correct before remittance is made to the appropriate payees on behalf of the Users. Metavante then remits the proper funds ("Credits") to all appropriate payees either electronically or by check if the payee is not able to accept electronic remittances. All checks will be mailed using the U. S. Postal Service, first class mail.

      1.3. Debit to User Account

           . Current Payment: Metavante will submit a debit request via the ACH to the Settlement Account within 2 Business Days after the User submits the request for payment, or otherwise as required under the rules of the National Automated Clearing House Association.

           . Future and Recurring Payments: Metavante will submit a debit request via the ACH to the Settlement Account within 2 Business Days after the payment date entered.

      1.4. Credit Remission. Metavante will remit credit to vendor (payee) the next Business Day after the User submits request for payment (as stated above for current, future and recurring). Average length of time from User payment request and receipt of payment by payee will be five (5) Business Days for check payments (subject to U.S. Postal Services) and three (3) business days for electronic payments (subject to the rules and performance of the electronic transmission service provider).

      1.5. User Kits. If Metavante is providing Fulfillment Services for Reseller, Metavante will send User Kits no later than 5 Business Days after Metavante receives User authorization information. Reseller's Server will be updated with User information by the day the User Kit is mailed.

2.    Fulfillment Services

      If requested by Reseller and reasonably necessary, Metavante will perform fulfillment services for Reseller. These services may include:

      2.1. Collating and packaging all User Kit materials

      2.2. Mailing User Kit packages (postage paid for by Metavante and reimbursed by Reseller)

      2.3. Creating and mailing secure passwords to Users

      2.4. Mailing additional material, such as new payee lists, passwords, or replacement user kits if required, and information updates requested by Users or deemed appropriate by Reseller, or by Metavante with Reseller's reasonable approval subject to pricing by Metavante.

      2.5. Metavante's performance of the fulfillment services is subject to Reseller providing all required User information to Metavante.

3. Stop Payments. Stops and reissues for check payments will be accepted by Metavante beginning 5 business days after the date the User's payment processing began on the system to the payee. In situations where it is apparent that the payment is going or has gone to the wrong address, wrong payee, etc., Metavante will accept stops and reissues immediately. Electronic payments cannot be stopped. The Stop Payment Fee will be applied whenever any bill payment is stopped by Metavante at Reseller's or the User's request, because the payee address was incorrectly submitted by the User, or because the User requests a refund on a check payment that has not yet cleared. The Stop Payment Fee will not be assessed by Metavante if the payment is stopped by Metavante due to an Metavante error, the payment was not posted by the payee even though the payee address was correctly submitted by the User, or if the payment check was lost in the mail.

4. Rejected Payments. If a payment is rejected for any reason, Metavante will attempt to contact the User for resolution if necessary. If information is not provided from the User within five (5) business days, Metavante will cancel the payment.

5. Stale Check Expiration. Metavante may set an expiration date for payment checks at least ninety (90) days following the date of the payment check. If a check has not been presented to Metavante for payment on or before the expiration date, Metavante may choose to cancel the check, refund the amount of the check to the User's DDA Account, and notify the User that the payment did not post.

6. File Transfers. Metavante will initiate transaction polling at least once per Business Day, or in the case of a holiday, the evening of the holiday if the holiday falls before a Business Day, to the designated sites specified by Reseller or its subcontractor. Metavante will notify Reseller or its subcontractor of a problem with a file transfer via the method agreed upon by the parties (i.e. via page, e-mail, or telephone call).

7.  ACH Returns.

    . A block will automatically (systematically) be placed by Metavante on all accounts that have an ACH debit returned to Metavante Bill Payment Services. No additional bill payments will be processed until the account is properly funded and the return(s) cleared. If a payment request is received while the account is blocked, a letter will be sent notifying the User that the payment(s) will not be processed. A copy will be sent to Reseller.

    . Upon the first return, Metavante will automatically resend all ACH returns under $100.00 (individually and cumulatively). Exception: debits for payments in which the credit portion was sent electronically will be resent regardless of the dollar amount without Reseller verification.

    . Metavante will contact Reseller to verify all returns exceeding $100.00 (individually and cumulatively). If funds are available, Metavante will resent the return(s). If funds are unavailable and if the payment was made by check, a stop payment will be placed on the outbound payment.

8. Billing Timeline. Metavante begins the monthly billing cycle on the third (3/rd/) business day of the month. By the fourth (4/th/) Business Day if reasonably possible, but no later than the sixth (6/th/) business day, advices are sent by regular mail to arrive in advance of the actual ACH debit or credit which takes place on the fifteenth (15/th/) business day.

                                  SCHEDULE 4
                                  ----------

                                 FEE SCHEDULE

Sponsor Implementation Fee
--------------------------

  Internet Bill Payment - one time implementation fee per Customer*    ***

  * This Implementation Fee assumes (a) no data conversion which will be quoted on a per situation basis, and (b) that the Customer is not a current user of Metavante's Bill Payment Services through another reseller. If the Customer is an existing user of Metavante's Bill Payment Services through another reseller, the implementation fee will be (a) if the Customer uses Metavante's payment warehouse, the fee will be $***; or (b) if the Customer does not use Metavante's payment warehouse, the fee will be quoted on a per situation basis.

User Fees
---------

  Enrollment Fee    $***  per New Account (if manual enrollment required of
Metavante)

  Inactive User Archival Fee  $*** per Inactive User per Month

  Transaction Fees*

              Monthly Transactions                       Guaranteed Funds              Non-Guaranteed Funds
----------------------------------------------------------------------------------------------------------------
                       ***                                      $***                            $***
----------------------------------------------------------------------------------------------------------------
                       ***                                      $***                            $***
----------------------------------------------------------------------------------------------------------------
                       ***                                      $***                            $***
----------------------------------------------------------------------------------------------------------------
                       ***                                      $***                            $***
----------------------------------------------------------------------------------------------------------------
                       ***                                      $***                            $***
----------------------------------------------------------------------------------------------------------------

     *Transaction Fees reflect a blending of electronic and manual payments to payees.
     Consumers can pay any Payee and the fee schedule is based on an Open Payee List.

 Minimum Annual Commitment

     Contract Year 1             $***
     Contract Year 2             $***
     Contract Year 3             $***
     Contract Year 4             $***

Miscellaneous Fees
------------------

  NSF                     $***  per NSF
  Stop Payment            $***  per stop payment
  Check Photocopy         $***  per check
  Additional User Guides  $***  per guide (when applicable)

E-Mail Handling Fee
-------------------

  Metavante will receive and process Users' e-mail requests to change their password or make other changes to their bill payment account without charge until August 1, 2001 in anticipation of Reseller's development of an automated system to receive and transmit such User requests to Metavante. In the event that Reseller does not complete development of this system on or before such date, Metavante and Reseller shall mutually agree upon the fees for Metavante to continue to provide this service.


Customer Service
----------------

---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

Claims Handling Only  $*** per Active Bill Payment User per month

Full Customer Service

              Monthly Transactions                 Fee Per Active Bill Payment User Per Month
---------------------------------------------------------------------------------------------
                       ***                                            $***
---------------------------------------------------------------------------------------------
                       ***                                            $***
---------------------------------------------------------------------------------------------
                       ***                                            $***
---------------------------------------------------------------------------------------------

          * Metavante will provide Complete Customer Service Support (Metavante will initially respond to telephone inquiries from Users as well as provide any subsequent back up support. Metavante takes the initial call from Users on bill payment related issues. Metavante then, as necessary, contacts the payees on the User's behalf and provides follow up)

          Dedicated 800 Customer Service Number
          Service is provided 24x7 (excluding Christmas Day, New Year's day, Easter Sunday, Memorial Day, Independence Day, Labor Day, and Thanksgiving Day, and other federal legal holidays of which Metavante notifies Reseller in advance, when the Call Center will close as of 11:00 p.m. the day before the holiday and reopen on 11:00 p.m. on the day of the holiday)
          Monthly Reporting

Custom Greeting Service Pricing

     One time set up fee per dedicated 800 number      $***

     Monthly service charge per dedicated 800 number
     with custom greeting*                                 $***

     *Example of a customized greeting: ("Thank you for calling Digital Insight's Bill Payment Support line, how may I help you?)

Warm Transfer Option Service Pricing and Requirements

     Sponsor Specific Call during DI Business Hours: Metavante Customer Care Representative (CCR) will call Digital Insight Customer Service Analyst
     (CSA) directly to perform a warm transfer. Once the call is picked up (maximum one minute response time), the CCR making the call will perform an introduction to CS identifying the following:

     .  CCR Name
     .  Customer Name
     .  Sponsor (Financial Institution)
     .  Issue Reported

     Once the introduction has been completed, the CCR will drop off the phone line (maximum one minute response time).

     Digital Insight Requirements

     .  DI will set up a new 800 number (for Metavante Customer Care only)
     .  DI will be responsible for the expense of this 800 number
     . DI will create a special priority queue in their phone system that would link to this 800 number
     . DI will be responsible for any telecom-related expenses including all out-of-pocket fees of $*** per transferred caller and any ongoing telephone expenses associated with transferred calls.

     Metavante Requirements

     . Metavante will set up a transfer connect feature to DI's new 800 number (for Metavante Customer Care Only)
     . Metavante will incur the AT&T transfer connect set up fee of $*** and the programming costs estimated at about $***

---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

Remote Customer Service Fees*     *** (Customer is responsible for Sponsor
                                      training)

     Metavante will provide Partial Customer Service Support (Sponsor will initially respond to telephone inquiries from Users and Metavante's obligations are limited to providing research support. Sponsor is responsible to take the initial call from Users on bill payment related issues. Thereafter, if necessary, Metavante contacts the payees on the User's behalf, providing follow up and support for resolution of the customer service inquiry).

     * Internet Service Provider Fees and compatible Browser (Netscape 4.0 or higher or Microsoft 4.0 or higher) are the responsibility of the Sponsor

     ** For planning purposes, Reseller agrees to provide to Reseller's
        Metavante Alliance Manager, no less frequently than Quarterly, a report forecasting the number of new financial institution potentially using the RCS Service as well as an estimate of the number of users.

Misrouted Calls

  In the event that the Metavante Call Center receives misrouted calls from Users in excess of ***% of Resellers total monthly volume routed to Metavante, Metavante will assess a fee in the amount of $*** per misrouted call. Metavante shall notify Reseller monthly if misrouted calls exceed ***% of Reseller's prior month volume.

***

These prices are subject to periodic adjustments, taking into account such factors as cost, market conditions, and inflation, among others.

---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                   SCHEDULE 5
                                   ----------

                                 SERVICE LEVELS

                                      ***




---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                      ***




---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                      ***




---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                      ***




---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                      ***





---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                      ***




---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.

                                   SCHEDULE 6
                                   ----------

A.  NON-GUARANTEED FUNDS MODEL

1. Settlement Account. The Settlement Account will be the Billable Account of the User who initiates a payment instruction.

2. Consumer Accounts. If the User is a natural person initiating payments for his/her own personal, family, or household purposes (a "Consumer"), then, as between Reseller and Metavante, Metavante bears the risk that the Settlement Account will contain sufficient funds to settle payments transmitted by Metavante pursuant to the Consumer's payment instruction on the date that Metavante initiates the Debit to the Settlement Account (the "Credit Risk").

3. Business Accounts. If the User is not a Consumer (a "Business"), then, as between Reseller and Metavante, Metavante bears the Credit Risk with respect to that User, provided that Metavante's total exposure for the entire time this Agreement is in effect is limited to a maximum loss of:

    $1,000.00 per Business that has been enrolled for Bill Payment Services for less than one year and

    $2,500.00 per Business that has been enrolled for Bill Payment Services for one year or longer.

4. Payment Cap. As of the Effective Date, each payment is capped at $9,999.00. Metavante may change this cap from time to time without notice to Customer or Reseller. Customer may choose to modify the payment cap for Consumers, Businesses, or other Users upon providing written notification to Metavante. In the event Customer increases the payment cap for any User above the maximum then established by Metavante, Customer will bear the Credit Risk for the full amount of any and all payments initiated by that User in excess of Metavante's maximum payment cap.

5. ACH Return Items. Metavante shall be responsible to collect return items, provided that Reseller is responsible to make Customers provide such assistance as Metavante may reasonably request to recover funds, subject to applicable law. Reseller shall require Customers to review applicants for the Bill Payment Services to minimize risks to Metavante associated with such person's use of the Bill Payment Services using the same degree of care as the Customer uses when reviewing and approving applicants for a DDA Account, which in no event shall be less than a commercially reasonable standard of care. When returning ACH debit items initiated by Metavante for a User's bill payment activities, Reseller shall be responsible to ensure that the correct code is applied by Customers to the return item. If an incorrect code is applied, the User's access to the Bill Payment Services may be terminated.

6. Termination of Services. Metavante may terminate access to the services for any User upon providing notice to the User and Reseller in the event Metavante determines the User to present an unacceptable credit risk.

7. Risk Reduction Measures. Metavante may at its option implement features to reduce credit risks. These may include but are not limited to pre-authorized drafts, verifying funds through an ATM/EFT network, and separating debits from credits so that payments are not sent until after good funds are received.

B.  GUARANTEED FUNDS MODEL

1. Settlement Account. The Settlement Account will be an account maintained by the Reseller at a depository institution acceptable to Metavante. The Reseller shall at all times maintain a sufficient balance in the Settlement Account to satisfy payments initiated by Users.

2. Transfer of Funds. Metavante will initiate the ACH debit to transfer the funds from the Settlement Account to Metavante's corporate account in settlement of payment instructions transmitted by Users, and will promptly notify Reseller of any discrepancies or errors associated with a transaction. Settlement is not final until Metavante has good funds. In the event that funds maintained by Reseller in the Settlement Account shall be insufficient to fully satisfy Metavante's ACH debit, Reseller will, immediately upon Metavante's demand, cause sufficient funds to be deposited in the Settlement Account to satisfy Metavante's debit, or pay such amount to Metavante directly.

3. Cooperation. Reseller and Metavante will cooperate with one another in any research or reconciliation of any daily settlement transaction.

4. Daily Limit. Metavante will not set a daily or per payment limit on Users' payments.

5. Validation. It is Reseller's responsibility to validate incoming ACH detail files from Metavante for accuracy and completeness, notify Metavante of any discrepancies, and provide appropriate resources for reconciliation.

6. Post-Termination Responsibilities. Reseller is responsible to fund bill payments initiated by a User before this Agreement expires or is terminated to take effect after expiration or termination, and Metavante is responsible to complete the bill payment.

7. Termination of Services. Metavante shall terminate any User's access to the Bill Payment Services upon receipt of Reseller's written request.

                                   SCHEDULE 7
                                   ----------

       Metavante Statement of Procedures Regarding Billing Error Notices

Research Items and Regulation E
-------------------------------

Federal Regulation E establishes the basic rights, liabilities and responsibilities of consumers who use electronic funds transfer services and those of "financial institutions." It is designed to protect consumers from liability for unauthorized transfers and other billing errors by requiring "financial institutions" to follow specific procedures whenever they receive a billing error notice from a consumer.

In the context of automated bill payment services, a Regulation E billing error occurs, for example, when a payment is not, in fact, authorized by the consumer
or is processed incorrectly.   When a "financial institution" receives a notice
of such a billing error, it must research and resolve the matter within the time periods established by Regulation E . A "financial institution" must also research and respond within specific time periods when a consumer requests documentation of a bill payment transaction.

It is recommended that financial institutions review Regulation E for a complete understanding of their responsibilities under the regulation. Regulation E applies to "financial institutions," which is defined under the Regulation as a "bank, savings association, credit union, or any other person that directly or indirectly holds an account belonging to a consumer, or that issues an access device and agrees with a consumer to provide electronic funds transfer services"
       ---
(12 CFR 202.2(i), as effective 1/1/99). Since Metavante Bill Payment Services does not directly or indirectly hold accounts, or enter into agreements with consumers to provide them electronic funds transfer services, it is Metavante Bill Payment Services position that it is not a "financial institution" as that term is defined under Regulation E. Therefore, although Metavante Bill Payment Services will follow procedures and provide services to handle Reseller inquiries related to automated bill payments in a timely manner pursuant to Metavante Bill Payment Services agreement with its Reseller, ultimate responsibility for Regulation E compliance remains with Metavante Bill Payment Services Reseller, the financial institution.

Metavante Bill payment Services does not and will not provide legal advice or opinions to financial institutions regarding Regulation E matters. However, the following is Metavante Bill Payment Services internal summary of Regulation E requirements, which is used by Metavante Bill Payment Services as a guide in developing procedures for responding to Reseller inquiries that constitute billing error notices under Regulation E, and the procedures that Metavante Bill
Payment Services has developed based on the Regulation E requirements.   The
following is provided for informational purposes only. Metavante Bill Payment Services makes no warranties or representations about the accuracy or completeness of this information, and Metavante Bill Payment Services will not be responsible for any actions or decisions by any financial institution based on this information.


1.  REGULATION E SUMMARY

a.   Types of Billing Error Notices

Generally, a billing error notice is any written or oral notice from a consumer that an automated payment is unauthorized, incorrect or erroneous and which notice (i) enables the financial institution to identify the consumer's name and account number, (ii) indicates why the financial institution believes that an error exists, and (iii) includes, to the extent possible, the date, type, and amount of the error. A billing error notice also includes a request for documentation for a payment transaction.

Notwithstanding whether or not an inquiry would satisfy the Regulation E definition of a billing error notice, it need not be handled in accordance with Regulation E billing error resolution procedures unless the notice is received by the financial institution within 60 days of sending the first statement on which the billing error is reflected.

The Official Staff Commentary to Regulation E (as of 1/1/99) provides that "a financial institution may require the consumer to give notice only at the telephone number or address provided by the institution, provided the institution maintains reasonable procedures to refer the consumer to the specified telephone number and address if the consumer attempts to give notice to the financial institution in a different manner."

b.  Procedures and Timeframes for Resolving Regulation E Inquiries:

Regulation E provides the following time frames for responding to billing error notices.

Ten (10) business days from receipt of the billing error notice to investigate and resolve the matter;

One (1) business day after determining that an actual error occurred to resolve the error by crediting the consumer's account;

Three (3) business days after making a determination to communicate the results back to the user.

c.  Extensions:

If a billing error cannot be completely investigated and resolved to conclusion within ten business days, a financial institution may obtain additional time to investigate the matter under Regulation E under two circumstances:

Written Confirmation
--------------------

A financial institution has up to forty five (45) calendar days from the date of receiving an oral billing error notice if the institution has requested that the consumer confirm the notice in writing and the consumer has failed to do so.

Provisional Credit
------------------

If the financial institution provisionally credits the disputed funds to the consumer's account within ten (10) business days of receiving the billing error notice, Regulation E allows the financial institution until the end of forty-five calendar days from the original receipt of the billing error notice to research and resolve the problem. The financial institution must inform the consumer of the amount and date of the provisional credit within two business days of provisionally crediting the consumer's account and allow the consumer to have full use of the provisionally credited funds throughout the investigation period.

d.  Resolution/Response

If the financial institution determines that no error occurred, the financial institution must, within the three business day time period required under Regulation E, report the results of its investigation to the consumer in a writing explaining its findings and noting the consumer's right to receive copies of documentation relied upon by the institution in making its determination. The financial institution may reverse any provisional credit previously made to the consumer's account, provided that the financial institution must notify the consumer of the reversal and notify the consumer that the financial institution will honor checks, drafts, similar items, and preauthorized transfers for 5 business days following the notice as if the provisional credit had not been reversed.

If a billing error is found to have occurred or cannot be resolved within the time allowed by Regulation E, the error must be corrected within the one business day period required under Regulation E, and the results must be communicated within the three business day period - including, if applicable, notice to the consumer that the provisional credit to the consumer's account has been made final.

2. Metavante Bill Payment Services Procedures for the handling of electronic bill payment research requests that fall within the framework of Regulation E.

In recognition of the requirements of Regulation summarized above, Metavante Bill Payment Services has instituted the following procedures for handling research requests.

The following are examples of the research requests that Metavante Bill Payment Services will handle as billing error notices under Regulation E, provided the request meets the timing and content requirements of Regulation E:

1) a user states that he/she did not schedule an electronic payment that was debited to his/her account;

2) a user states that an electronic payment was remitted to a payee other than the payee designated by the user;

3) a user states that an electronic payment was debited on a date that was not on or about the date designated by the user ;

4) a user states that an electronic payment was debited for an amount that was not the amount authorized by the user ;

5) a user states that an electronic payment was debited more times than the user instructed;

6) a user states that an electronic payment was debited after the user successfully canceled the payment in accordance with the applicable terms and conditions;

7) a user states that a fixed recurring payment was electronically debited after the ending date of the payment series instructed by the user.

Metavante Bill Payment Services receives each such research request and logs the item on-line. It is important for financial institutions to recognize that Metavante Bill Payment Services will log the request and begin to monitor response times only when the request is received by Metavante Bill Payment Services, not when it is received by the financial institution. In order to ensure that Metavante Bill Payment Services will process the item within Regulation E timeframes, a financial institution should, as permitted under the Official Staff Commentary to Regulation E, identify the telephone number and address specified by Metavante Bill Payment Services for billing error notices in the initial disclosure statement the financial institution provides to Resellers. The financial institution should also maintain procedures to refer Resellers to this Metavante Bill Payment Services number or address if the Reseller contacts the financial institution directly in order to ensure that the item will be processed in a manner that will enable the financial institution to satisfy Regulation E requirements.

Metavante Bill Payment Services Research team will evaluate every payment research request it receives to determine if the payment was processed in error (unauthorized or processed incorrectly), or the user is specifically alleging that the payment was processed in error (incorrectly).

If Metavante Bill Payment Services determines that the research item is a billing error notice under Regulation E:

     We will attempt to resolve the issue as quickly as possible. If we cannot resolve the error within eight business days of the original notification date and we have received written confirmation of the consumer's error notice (if requested), the financial institution will be notified via telephone by the research team, of the pending research inquiry and advised that a provisional credit should be made to the user's account. By notifying the financial institution within the eight business days we are allowing for sufficient time for the F.I. to provisionally credit the account prior to the expiration of ten business days, as required under Regulation E.

     The financial institution will be responsible for provisionally crediting the consumer's account and notifying the consumer that a provisional credit has been made to the consumer's account in accordance with Regulation E requirements.

     Metavante Bill Payment Services will continue to work the research request to resolve it as quickly as possible. Metavante will notify the financial institution of the disposition of any research issue not resolved within the forty-five (45) extended calendar period. Where the alleged billing error is an unauthorized payment, Metavante Bill Payment Services will report to the financial institution its findings, but it will be the responsibility of the financial institution to decide whether or not the payment was, in fact, unauthorized based on these findings. A log will be maintained of Metavante Bill Payment Services notification to the financial institution.

     The financial institution will be responsible for crediting the consumer's account for errors, and notifying the Reseller in accordance with Regulation E requirements of the final conclusions of the investigation. In the event Metavante Bill Payment Services findings indicate that no error occurred, the financial institution will be responsible for notifying the consumer of the results of the investigation, reversing the provisional credit (if any), and notifying the consumer of the reversal, all in accordance with Regulation E requirements.

                                   SCHEDULE 8
                                   ----------

                           REBATE OF TERMINATION FEE
                           -------------------------

1.    Rebate of Termination Fee. Subject to Metavante's rights under Section 2
      -------------------------
      below, Reseller shall receive a rebate of a portion of any Termination Fee paid by Reseller hereunder in the event that Reseller shall enter into a new exclusive agreement with Metavante to receive the Initial Services within thirty-six (36) months following the Effective Date of Termination. Such rebate shall be determined according to the following schedule:


         Number of Months Following Termination           Rebate
         --------------------------------------           ------
                          0-3                              100%
                          4-6                              11/12
                          7-9                              10/12
                         10-12                             9/12
                         13-15                             8/12
                         16-18                             7/12
                         19-21                             6/12
                         22-24                             5/12
                         25-27                             4/12
                         28-30                             3/12
                         31-33                             2/12
                         34-36                             1/12

2.    Payment of Rebate.  The applicable rebate of the Termination Fee shall
      -----------------
      become payable to Reseller upon execution of a new agreement for reselling Bill Payment Services by and between Reseller and Metavante within thirty-six (36) months following the Effective Date of Termination (the "New Agreement"). The terms of such New Agreement shall be as mutually agreed by the parties and nothing herein shall obligate Metavante or Reseller to accept any terms or conditions, whether or not previously acceptable to either of them. The rebate may be paid to Reseller by Metavante, in its sole discretion, in the form of a discount to fees payable by Reseller under the New Agreement or as a credit against implementation, conversion, training, or professional services fees payable by Reseller, or in such other manner as Metavante shall decide. Reseller's right to receive the rebate of the Termination Fee as provided under Section 5 above may not be cancelled or revoked except by a written instrument signed by Metavante expressly revoking Reseller's right to receive such rebate delivered prior to execution of the New Agreement.

               ADDENDUM NO. 1 TO BILL PAYMENT SERVICES AGREEMENT
               -------------------------------------------------


This Addendum No. 1 to that Bill Payment Services Agreement (the "Agreement") dated ___________________ (the "Effective Date"), by and between Metavante Corporation ("Metavante") and Digital Insight Corporation ("Reseller"). Unless otherwise defined herein, all capitalized terms used in this Addendum shall have the meanings defined for them under the Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, Metavante and Reseller agree as follows:

Notwithstanding anything to the contrary in the Agreement, Metavante and Reseller agree ***


                                      ***



                                      ***

Except as expressly amended hereby, all terms of the Agreement shall remain and stand unchanged in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Addendum on their behalf as of the date first set forth above.

--------------------------------------------------------------------------------------------------------------------------------
Metavante Corporation                                                       Digital Insight Corporation    "Reseller"
--------------------------------------------------------------------------------------------------------------------------------
By:    ______________________________________________               By:    ________________________________________________
Name:  ______________________________________________               Name:  ________________________________________________
Title: ______________________________________________               Title: ________________________________________________

--------------------------------------------------------------------------------------------------------------------------------

---------
*** Omitted pursuant to a confidential treatment request and filed separately with the Commission.